EXHIBIT 10.18

MOTHERS WORK, INC.

FORM OF NON-QUALIFIED STOCK OPTION AGREEMENT
UNDER 1987 STOCK OPTION PLAN

Mothers Work, Inc., a Delaware corporation (the “Company”), hereby grants to [insert name of Optionee] (the “Optionee”) an option to purchase a total of [insert number of shares] shares of Common Stock (the “Shares”) of the Company, at the price and on the terms set forth herein, and in all respects subject to the terms and provisions of the Company’s 1987 Stock Option Plan, as amended (the “Plan”), which terms and provisions are incorporated by reference herein.  Unless the context herein otherwise requires, the terms defined in the Plan shall have the same meanings herein.

1.              Nature of the Option.  This Option is intended to be nonstatutory stock option and is not intended to be incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or to otherwise qualify for any special tax benefits to the Optionee.

2.     Date of Grant; Term of Option.  This Option is granted as of [insert grant date] and it may not be exercised later than [insert date that is 10 years after grant date].

3.     Option Exercise Price.  The Option exercise price is [insert exercise price] per Share.

4.              Exercise of Option.  This Option shall be exercisable during its term only in accordance with the terms and provisions of the Plan and this Option as follows:

(a)          Right to Exercise.  Subject to the limitations set forth in the sentence following the table below, the Optionee shall have the cumulative right to exercise the Option, and the Option is only exercisable, with respect to the following number of Shares on or after the following dates (the “Exercise Dates”):

Table of Number of Shares That May be Purchased On Or After

Vesting Date	Vested Shares
[insert vesting date(s)]	[insert shares vested on vesting date]

Total Shares Subject to Option	[insert total shares subject to option]

[The vesting schedule is determined by the Board of Directors of the Company, and options frequently vest either: (i) as to 100% of the underlying shares on the date of grant, or (ii) as to 20% of the underlying shares per year beginning on the first anniversary of the date of grant.]

Prior to the Option becoming exercisable with respect to any Shares, each Exercise Date which has not yet been reached shall be postponed, on a cumulative basis, by one month for each calendar month during which Optionee does not work an average of three (3) days per week, and the Company’s business records reflecting the number of days on which Optionee worked shall be deemed binding and conclusive for purposes of this Agreement.

(b)           Method of Exercise.  This Option shall be exercisable by written notice which shall state the election to exercise this Option, the number of Shares in respect to which the Option is being exercised and such other representations of agreements as to the Optionee’s investment intent with respect to such Shares as may be required by the Company hereunder or pursuant to the provision of the Plan.  Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company or such other person as may be designated by the Company.  The written notice shall be accompanied by payment of the purchase price.  Payment of the purchase price shall be by check or such consideration and method of payment authorized by the Board or the Committee pursuant to the Plan.  The certificate or certificates for the Shares as to which the Option shall be exercised shall be registered in the name of the Optionee and shall be legended as required under the Plan and/or applicable law.

(c)           Restrictions on Exercise.  This Option may not be exercised if the issuance of the Shares upon such exercise would constitute a violation of any applicable federal or state securities laws or other laws or regulations.  As a condition to the exercise of this Option, the Company may require the Optionee to make a representation and warranty to the Company or otherwise enter into any stock purchase or other agreement as may be required by any applicable law or regulation or as may otherwise be reasonably requested by the Board of the Committee.

5.              Investment Representations.  Unless the Shares have been registered under the Securities Act of 1933, in connection with acquisition of this Option, the Optionee represents and warrants as follows:

(a)           The Optionee is acquiring this Option, and upon exercise of this Option, he will be acquiring the Shares for investment in his own account, not as nominee or agent, and not with a view to, or for resale in connection with any distribution thereof.

(b)           The Optionee has a preexisting business or personal  relationship with the Company or one of its directors, officers or controlling persons and by reason of his business or financial experience, has, and could be reasonably assumed to have, the capacity to protect his interest in connection with the acquisition of this Option and the Shares.

6.              Termination of Status as an Employee.  Subject to the provisions of Section 7 hereof, if the Optionee ceases to serve as an employee of the Company or its Subsidiaries for any reason other than death or Disability and thereby terminates his status as an Employee, the Optionee shall have the right to exercise this Option at any time within the three (3) month period after the date of such termination to the extent that the Optionee was entitled to exercise the Option at the date of such termination, subject to extension at the discretion of the Committee.  If the Optionee ceases to serve as an employee due to death or Disability, this option may be exercised at any time within one (1) year after the date of death or termination of employment due to Disability, in the case of death, by the Optionee’s estate or by a person who acquired the right to exercise this Option by bequest or inheritance, or, in the case of Disability, by the Optionee, but in any case only to the extent the Optionee was entitled to exercise this Option at the date of such termination.  To the extent that the Optionee was not entitled to exercise the Option at the date of termination, or to the extent the Option is not exercised within the time specified herein, this Option shall terminate.  Notwithstanding the foregoing, this Option shall not be exercisable after the expiration of the term set forth in Section 2 hereof.

7.              Forfeiture of Option.  Notwithstanding any other provision of this Option, if the Optionee’s employment is terminated by the Company for cause or if the Board of Directors makes a determination that the Optionee (i) has engaged in any type of disloyalty to the Company, including without limitation, fraud, embezzlement, theft, or dishonesty in the course of his employment, or (ii) has been convicted of a felony or (iii) has disclosed Proprietary Information of the Company or (iv) has breached his Confidentiality and Non-Competition Agreement with the Company, all unexercised Options shall terminate on the earlier of the date of termination for cause or the date of such determination.

8.              Nontransferability of Option.  This Option may not be sold, pledged, assigned, hypothecated, gifted, transferred or disposed or in any manner either voluntarily or involuntarily by the operation of law, other than by the will or by the laws of descent or distribution, and may be exercised during the lifetime of the Optionee only by such Optionee.  Subject to the foregoing and the terms of the Plan, the terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

9.              Continuation of Employment.  Neither the Plan nor this Option shall confer upon any Optionee any right to continue in the employment of the Company or any of its subsidiaries or limit in any respect the right of the Company to discharge the Optionee at any time, with or without cause and with or without notice.

10.       Withholding.  The Company reserves the right to withhold, in accordance with any applicable laws, from any consideration payable to Optionee any taxes required to be withheld by federal, state or local law as a result of the grant or exercise of this Option or the sale or other disposition of the Shares issued upon exercise of this Option.  If the amount of any consideration payable to the Optionee, is insufficient to pay such taxes or if no consideration is payable to the Optionee, upon request of the Company, the Optionee (or such other person entitled to exercise the Option pursuant to Section 6 hereof) shall pay to the Company an amount sufficient for the Company to satisfy any federal, state or local tax withholding requirements it may incur, as a result of the grant or exercise of this Option or the sale of or other disposition of the Shares issued upon exercise  of this Option.

11.       The Plan.  This Option is subject to, and the Company and its Optionee agree to be bound by, all of the terms and conditions of the Plan as such Plan may be amended from time to time in accordance with the terms thereof.  Pursuant to the Plan, the Board of Directors of the Company is authorized to adopt rules and regulations not inconsistent with the Plan as it shall deem appropriate and proper.  A copy of the Plan in its present form is available for inspection during business hours by the Optionee or the persons entitled to exercise this Option at the Company’s principal office.  All questions of the interpretation and application of the Plan and the Option shall be determined by the Committee designated under the Plan, and determination shall be final, binding and conclusive.

12.       Employment.  Nothing herein contained shall affect the right of the Company or any Subsidiary to terminate the Optionee’s employment, services, responsibilities, duties, or authority to represent the Company or any Affiliate at any time for any reason whatsoever.

13.       Entire Agreement.  This Agreement, together with the Plan and other exhibits attached thereto or hereto, represents the entire agreement between the parties.

14.       Governing Law.  This Agreement shall be construed in accordance with the laws of the Commonwealth of Pennsylvania.

15.       Amendment.  Subject to the provisions of the Plan, this Agreement may only be amended by writing signed by each of the parties hereto.

Date: [insert date of signature]	MOTHERS WORK, INC.

By:
Name:
Title:

Name:	[insert name of optionee]
Shares in Option:	[insert total shares subject to option]
Exercise Price:	[insert exercise price]